UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005

WILD OATS MARKETS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21577	84-1100630
(State or other jurisdiction of	Commission File Number	(I.R.S. Employer
incorporation or organization)		Identification Number)

3375 Mitchell Lane

Boulder, Colorado 80301

(Address of principal executive offices, including zip code)

(303) 440-5220

(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

(a) In connection with the termination of Daniel Bolstad from the position of Senior Vice President of Operations for Wild Oats Markets, Inc. (the "Registrant"), the following material agreements have been terminated: (i) Employment Agreement dated July 19, 2005 between Daniel Bolstad and the Registrant, (ii) Daniel Bolstad Equity Incentive Plan and (iii) Severance Agreement dated July 27, 2005 between Mr. Bolstad and the Registrant (collectively, the "Agreements"). The subject matter of the Agreements include terms of employment and compensation of Mr. Bolstad as Senior Vice President of Operations. The Registrant considered the Agreements to be material as management compensation contracts, and previously filed each respective Agreement as an exhibit to its report for the period ended July 2, 2005, filed on Form 10-Q.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Daniel Bolstad has been terminated for cause from the position of Senior Vice President of Operations, effective August 25, 2005. Bruce Bowman, Senior Vice President, Business Development, who held the position of Senior Vice President, Operations from 2001 through July 2004, has assumed the duties of senior vice president of operations on an interim basis until a new senior vice president of operations has been named. Prior to joining the Registrant in 2001, Mr. Bowman was Senior Director of Operations (August 1995 to January 2001) and COO (June 1996 to January 2001) at Ben & Jerry’s Homemade, Inc., a multi-national frozen dessert marketer and manufacturer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wild Oats Markets, Inc.

(Registrant)

By: /s/ Freya R. Brier

Freya R. Brier

Executive Officer

Date: August 26, 2005